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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Health Care and Retirement Corporation for the registration of up to 70,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 1998, with respect to the consolidated financial statements and schedules of Health Care and Retirement Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Toledo, Ohio
August 14, 1998